UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                 March 15, 2004



                   FOODARAMA SUPERMARKETS, INC.
--------------------------------------------------------------------------------
        (Exact name of registrant as specified in charter)



   New Jersey                  1-5745-1       21-0717108
--------------------------------------------------------------------------------
(State or other jurisdiction  (Commission     (IRS Employer
   of incorporation)           File Number)  Identification No.)



Building 6, Suite 1, 922 Highway 33, Freehold, New Jersey 07728
---------------------------------------------------------------
(Address of principal executive offices) (Zip code)



Registrant's telephone number, including area code:(732)462-4700

Item 7.  Financial Statements and Exhibits
         ---------------------------------

         (c)  Exhibits

         Exhibit No.          Description

         99.1 Press Release, dated March 15, 2004, of Foodarama Supermarkets, Inc. Re:
                              Consolidated Financial Results





Item 12. Results of Operations and Financial Condition



         On March 15, 2004, Foodarama Supermarkets, Inc. issued a press release announcing its consolidated financial results for its first quarter ended January 31, 2004. A copy of the press release is furnished as Exhibit 99.1 to this current report.

      The information furnished under Item 12 of this current report, including
Exhibit 99.1 hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall it be deemed incorporated by reference in any document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                             FOODARAMA SUPERMARKETS, INC.
                             ----------------------------
                                  (REGISTRANT)


                             By: /S/ Michael Shapiro
                                --------------------
                                 Michael Shapiro
                                 Senior Vice President
                                 Chief Financial Officer


Date: March 15, 2004

EXHIBIT 99.1

                                          Foodarama Supermarkets, Inc.
                                          Building 6, Suite 1
                                          922 Highway 33
                                          Freehold, N.J. 07728

                                          CONTACT:    Michael Shapiro
                                                      Senior Vice President
                                                      Chief Financial Officer
                                                      (732) 294-2270

FOR IMMEDIATE RELEASE

FOODARAMA SUPERMARKETS, INC. REPORTS
FOURTH QUARTER AND YEAR END RESULTS

      Freehold, N.J., March 15, 2004 -- Foodarama Supermarkets, Inc. (ASE-FSM) today announced that sales for the 13 weeks ended January 31, 2004 totaled $294,715,000, compared to $257,091,000 for the prior year period. Same store sales from the twenty stores operated in both periods increased 3.6% period to period. Sales for the current quarter included the operations of the new locations in Woodbridge, Ewing, North Brunswick and Hamilton New Jersey opened in December 2002, January 2003, May 2003 and October 2003, respectively. The locations in Woodbridge and North Brunswick replaced older, smaller stores.

      In the current quarter net income was $1,240,000 or $1.22 per diluted share. The Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") for the first quarter ended January 31, 2004 were $10,569,000.

      For the thirteen weeks ended February 1, 2003, the Company reported net income of $349,000 or $.34 per diluted share. The Company's EBITDA for the first quarter ended February 1, 2003 were $6,786,000.

          EBITDA is presented because management believes that EBITDA is a useful supplement to net income and other measurements under accounting principles generally accepted in the United States since it is a meaningful measure of a company's performance and ability to meet its future debt service requirements, fund capital expenditures and meet working capital requirements. EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States and should not be considered as an alternative to (i) net income (or any other measure of performance under generally accepted accounting principles) as a measure of performance or (ii) cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. The following table reconciles reported net income to EBITDA.

                                                  Thirteen Weeks Ended
                                                  --------------------
                                         January 31, 2004       February 1, 2003
                                         ----------------       ----------------
Net income                                $  1,240,000            $     349,000
Add:
Interest expense, net                        3,757,000                2,284,000
Income tax provision                           760,000                  233,000
Depreciation                                 4,685,000                3,832,000
Amortization                                   127,000                   88,000
                                          ------------            -------------
EBITDA                                    $ 10,569,000            $   6,786,000
                                          ============            =============

                  FOODARAMA SUPERMARKETS, INC. AND SUBSIDIARIES
                  Consolidated Operating Highlights (unaudited)

For the 13 weeks ended                   January 31, 2004      February 1,  2003
----------------------                   ----------------      -----------------


Sales..............................       $ 294,715,000         $ 257,091,000
Net income ........................           1,240,000               349,000
Net income per diluted share.......               $1.22                  $.34
Average shares outstanding.........           1,013,049             1,016,482
EBITDA.............................       $  10,569,000         $   6,786,000